Exhibit 10.69

LEASE

This lease (hereinafter “Lease”), entered into by and between KING REAL ESTATE CORPORATION, TRUSTEE OF THE 1238 CHESTNUT STREET TRUST (hereinafter “Landlord”) and MFIC Corporation, a Delaware corporation, with a present mailing address of 30 Ossipee Road, Newton, MA 02464 (hereinafter “Tenant”).  In consideration of the rents, covenants and agreements hereinafter reserved and contained on the part of Tenant to be observed and performed, Landlord demises and leases to Tenant and Tenant leases from Landlord the following premises upon the following terms, covenants and conditions.

1.                                      DEMISED PREMISES

The demised premises located in the City of Newton, County of Middlesex, within buildings and property commonly known as the Chestnut Street Complex and referred to hereinafter as the “Building”, consists of the 15,400 square feet (hereinafter “SQFT”) on the 1st floor 30 Ossipee Road, 16,200 SQFT on the 2nd floor of Ossipee Road (the 1st  and 2nd floor rental space collectively being referred to as “30 Ossipee Road”), 192 SQFT next to the Boiler Room on the 1st Floor of 1238 Chestnut Street (the “Chestnut Street Space”) and two areas in the basement of Ossipee Road, comprised of 1,296 SQFT and 702 SQFT (referred to as the “Basement Space”), which demised premises are shown on Exhibit A1 and A2, attached hereto (and are collectively referred to hereinafter as the “Premises”).

The Tenant shall have, as appurtenant to the Premises, the non-exclusive right and easement to use in common with others entitled thereto (a) common areas in the Building and on the land on which it is located (said Building and land are hereinafter “Landlord’s Property”) including without limitation, sidewalks, loading facilities, entrances and exits from public highways, lobbies, hallways and stairways and such other facilities available to all tenants of the Building as may be designated from time to time by the Landlord, (b) (i) The Tenant has the following exclusive and non-exclusive right for Parking as shown in Exhibit “B”, which exclusive parking spaces shall be designated for Microfluidics use by Landlord’s provision of conspicuous marking or signage, and are comprised of twenty two (22) parking spaces in rows 1 and 2 on the parking deck adjacent to the Building (the “Deck Parking”) and eighteen (18) parking spaces in the basement parking space beneath the Deck Parking (the “Basement Parking”), comprised of all parking spaces along the Ossipee Road wall and eight (8) parking spaces in the center row of the Basement Parking. Additionally,  the Tenant shall have the non-exclusive right for Parking in the first  seven (7) spaces of the third row of the Deck Parking to be shared on  a “first  come first  served” basis, and (c) the pipes, ducts, conduits, utility likes, wires, sewerage system and appurtenant equipment serving the Premises; such rights shall always be subject to the reasonable rules and regulations from time to time established by Landlord, provided such rules and regulations shall not materially interfere with Tenant’s Permitted Use (hereinafter defined) of the Premises.

EXCEPTED AND RESERVED to Landlord is the space necessary to install, maintain and operate, by means of pipes, ducts, wires or otherwise those utilities and services required for Landlord’s Property, common facilities thereof and tenant premises (including the Premises). Landlord, its agents, contractors and employees shall have the right of access to and entry on the Premises for the purpose of such installation, maintenance or operation of the purposes of making repairs, alterations or additions to the Premises or to the Building if Landlord so elects. Except in cases of emergency, Landlord shall exercise the foregoing rights in such a manner as not to interfere unreasonably with Tenant’s use of the Premises between the hours of 8:00 a.m. and 6-00 p.m. Monday through Friday and between the hours of 8:00 a.m. and 1 -00 p.m. on Saturday, excluding all legal holidays (hereinafter “Business Hours”).  Landlord further reserves the right to change the street address and the name of the Building, (a) if required by the City of Newton, at any time and from time to time upon ninety (90) days prior notice to Tenant, without liability to Tenant. If the Landlord should otherwise wish to change the street address and the name of the Building it may only do so upon mutual written agreement with the Tenant, at any time and from time to time upon ninety (90) days prior notice to Tenant.

2.                                      TERM

Tenant shall hold the Premises for a term of Five (5) years (hereinafter the “Term”) commencing, November 1, 2006 (hereinafter the “Term Commencement Date”) and terminating October 31, 2011. It is understood that Tenant may occupy the Basement Space and Tenant may occupy the Chestnut Street Space (as soon as it has been constructed) prior to the Term Commencement Date if both parties have signed this Lease agreement.

3.              PREPARATION OF THE PREMISES

3.1.         Landlord’s Work.  While the Premises will be leased as is, it is understood that Landlord agrees to perform any work for Tenant that Tenant requires (including but not limited to building a laboratory, providing additional structural support for second floor loading, provision of additional electrical service to the second floor, etc.) by March 31, 2007 (The “Landlord’s Work”).  Landlord shall pay for all charges relating the Landlord’s Work that it performs or has performed at the request of Tenant and Tenant will then reimburse Landlord for the entire cost of such work amortized throughout the remainder initial Term of the Lease after completion of the Landlord’s Work. Reimbursement will be made in equal monthly installments with the Rent (as defined below) and will be considered as Additional Rent (as defined below) under the terms of this Lease.  Said work shall be completed in accordance with Tenant’s plans and specifications, Tenant’s approval of contracts, conduct of work, work scheduling and shall be of first quality and in compliance with all relevant codes.

3.2.          Premises Deemed Completed.  The Premises shall be conclusively deemed ready for Tenant’s occupancy and substantially completed as soon as in view of delays or defaults, if any, of Tenants of its contractors, as hereinafter specified, and the elevator, plumbing, air conditioning and electric facilities are initially available to Tenant, in accordance with the obligations assumed by Landlord hereunder. Such facilities shall not be deemed to be unavailable if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done. The Premises shall not be deemed to be unready for Tenant’s occupancy or incomplete if only minor or insubstantial details or construction, decoration or mechanical adjustments remain to be done in the Premises or any part thereof.

In the event the Premises are not ready for occupancy, the Premises will be deemed substantially completed and the Tenant’s obligations to pay Rent will commence if the delay in the availability of the Premises was caused; (1) by selection of non-building standard items, special work, changes, alterations or additions required or made by Tenant, (2) in whole or in part by Tenant through the delay of Tenant in submitting any plans or (3) in whole or in part by delay or default on the part of the Tenant or its contractors or agents,

Landlord’s certificate of substantial completion, given in good faith, or any other facts pertinent to this Section 3, and upon issuance of occupancy permit by the City of Newton, shall be deemed conclusive of the statements therein contained and binding upon Tenant. Any of Landlord’s Work in the Premises not fully completed by March 31, 2007 shall thereafter be so completed with reasonable diligence by Landlord, and in such a manner so as not to interfere unreasonably with Tenant’s use of the Premises.

3.3          Conclusiveness of Landlord’s Performance. Landlord shall be deemed to have performed all of its obligations under this Article 3 unless not later than ninety (90) days after the Term Commencement Date, Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligations.

4.             RENT

The fixed rent (hereinafter “Fixed Rent”) payable by the Tenant during the Term shall be the annual rent of $389,496.00 per year ($32,458.00 per month).

$379,200.00 for 31,600 SQFT at 30 Ossipee Road

$    2,304.00 for 192 SQFT next to Boiler Room (Chestnut Street Space)

$    7,992.00 for 1,998 SQFT in the Basement (Basement Space)

Tenant’s obligations to pay Fixed Rent shall begin on November 1, 2006 pro rated for any completion delays.

Tenant shall also pay as Additional rent without notice, except as required under this Lease, and without any abatement, deduction or setoff, all sums, impositions, costs, expenses and other payments which Tenant in any of the provisions of this Lease assumes or agrees to pay (the “Additional Rent”), and, in case of any nonpayment thereof, Landlord shall have in addition to any other rights and remedies, all of the rights and remedies provided by law or provided for in the Lease for the nonpayment of Fixed Rent.

All rent payments are due in advance without demand, deduction or set-off on the first day of each and every month during the Term and any extension or renewal thereof. Fixed Rent for any partial month shall be prorated.

In the event any Fixed Rent, additional rent or any other payments are not paid within ten (10) business days of the due date thereof, Tenant shall be charged a late fee of $100.00 for each late payment for each month or portion thereof that said payment remains outstanding. Said late fee shall be payable in addition to and not in exclusion of additional remedies herein provided to Landlord.

5.              PLACE OF PAYMENT OF RENT

All payments of rent shall be made by Tenant to Landlord without notice or demand at such place as Landlord may from time to time designate in writing. The initial place for payment of rent shall be 1238 Chestnut Street Trust, Inc., P.O. Box 113, Newton Upper Falls, Massachusetts 02464-0113. Any extension of time for the payment of any installment of rent, or the acceptance of rent after the time at which it is due and payable shall not be a waiver of the rights of Landlord to insist on having all other payments made in the manner and at the times herein specified.

6.              OPERATING EXPENSES AND REAL ESTATE TAXES

a.               Operating Expenses

In the event that the total Operating Expenses (hereinafter defined) (commencing in calendar year of 2006) for any calendar year increase above the Operating Expenses for calendar year 2006 (hereinafter “Operating Expenses Base”). Tenant shall pay to Landlord, as additional rent hereunder, 25% of any share increase (hereinafter “Proportionate Share”). Landlord warrants that Tenant will occupy 25% of the total lease able space in the Property.

Landlord shall deliver to Tenant approximately ninety (90) days after the close of each calendar year in which any portion of the Term may fall, an itemized statement setting forth:

a.)             The Operating Expenses for the preceding calendar year;

b.)            The total amount of Tenant’s Proportionate Share of any increase in the Operating Expenses for the preceding calendar year over the Operating Expenses Base; and

c.)             The balance, if any, due from or overpaid by Tenant for the preceding calendar year.

Tenant shall pay to Landlord the balance due from Tenant within thirty (30) days of the receipt of each statement. In the event such statement shows an overpayment by Tenant, Landlord shall refund the amount of such overpayment to Tenant, provided Tenant is not then in default in the performance of any of its obligations under this Lease.

In addition, on the first day of each month throughout the Term, Tenant shall pay to Landlord, on account towards Tenant’s Operating Expenses Base, one-twelfth of the total amount reasonably estimated by Landlord to be Tenant’s share thereof for the then current calendar year.

Any payment due under this Article for any portion of a calendar year shall be appropriately prorated. Landlord shall have the same rights and remedies for the nonpayment by Tenant of any amounts due hereunder as Landlord has for the failure of Tenant to pay rent.

The term “Operating Expenses” shall mean all bona fide costs at customary rates for all services and items supplied to Landlord’s Property that are consistent with those provided at comparable buildings located in Newton, Massachusetts, including without limitation expenses for the following:

A.                                   Compensation and fringe benefits, workmen’s compensation, insurance premiums, wages and taxes paid to, for, or with respect to all persons directly engaged in operating, maintaining, or cleaning Landlord’s Property, including the Common Areas. The Common Areas shall mean the portions of Landlord’s Property for common use by or for the benefit of more than one tenant of the Building, including but not limited to stairways, elevators, interior corridors, basements, roof, and any common washrooms, toilets or other public facilities, parking areas and sidewalks;

B.                                     All utilities and services, if any, furnished and supplied to the Common Area;

C.                                     All utilities and services, if any, furnished and supplied generally to tenants in the Building utilizing the Building’s common systems;

D.                                    Cost of building cleaning supplies and equipment:

E.                                      Cost of maintenance, cleaning and repairs of Landlord’s Property;

F.                                      Cost of snow removal and care of landscaping;

G.                                     Expense for, or on account of the repair or replacement of equipment, , but not limited to, security, air-conditioning or heating equipment;

H.                                    Premium for any insurance carried by Landlord covering Landlord’s Property, including but not limited to fire, casualty, rental interruptions and liability insurance; and

I.                                         Customary and reasonable management fees, which shall not exceed five (5%) percent of the gross rents for the Building per year.

Depreciation and costs incurred for the exclusive benefit of Landlord or a specific tenant shall not be included in Operating Expenses.

6.2          Real Estate Taxes In the event that the Real Estate Taxes (hereinafter defined) for any tax year increase above the Real Estate Taxes for the fiscal tax year ending 2007 (hereinafter “Tax Base”), Tenant shall pay to Landlord as additional rent hereunder, its Proportionate Share (25%) of any such increase. Such payments shall be made in monthly installments on the first day of each month.

Landlord shall deliver to Tenant approximately ninety (90) days after the close of each tax year in which any portion of the Term may fall, an itemized statement setting forth:

A.                                 The Real Estate Taxes for the preceding fiscal tax for the year 2007;

B.                                   The total amount of Tenant’s Proportionate Share of the increase in Real Estate Taxes for the preceding tax year; and

C.                                   The balance, if any, due from or overpaid by Tenant for the preceding tax year.

Tenant shall pay to Landlord the balance due from Tenant within thirty (30) days of the receipt of such statement shows an overpayment to Tenant, provided Tenant is not then in default in the performance of any of its obligations under this Lease.

Any payment due under this Article for any portion of a tax year shall be appropriately prorated. Landlord shall have the same rights and remedies for the non-payment by Tenant of any amounts due hereunder as Landlord has for the failure to Tenant to pay Fixed Rent.

The term “Real Estate Taxes” shall mean the sum of all taxes, rates and assessments, general and special, levied or imposed against the Building and Landlord’s Property and any improvements constructed thereon, including all taxes, rates and assessments, general and special, levied or imposed for school, public betterment, general or local improvements. If the system of real estate taxation shall be altered or varied and any new tax shall be levied or imposed in the jurisdiction wherein Landlord’s Property is located, then any such new tax or levy shall be included within the term “Real Estate Taxes” The amount of the Real Estate Taxes which shall be deemed to have been levied or imposed with respect to Landlords’ Property and improvements shall be such amount as the legal authority imposing Real Estate Taxes shall have attributed thereto. In the absence of such attribution or if such legal authority shall include immovable other than Landlord’s Property and improvements in imposing such Real Estate Taxes, then such amount shall be established by Landlord in Landlord’s reasonable judgment.

In the event that Landlord obtains an abatement, reduction or refund of any Real Estate Taxes for a tax period during which Tenant was obligated to pay a share of the Real Estate Taxes, then Tenant shall receive its Proportionate Share of the net proceeds of such abatement, reduction or refund, and any interest paid to the Landlord on account of such abatement, reduction or refund, (after deduction of all reasonable costs, including legal and appraisal fees, incurred by Landlord in obtaining the same) but only to the extent and not in excess of any payment made by Tenant for such taxes as required under this Article 6. Landlord shall be under no obligation to seek such an abatement, reduction or refund. Tenant shall not contest by any proceedings the assessed valuation of Landlord’s Property or any part thereof for purposes of obtaining a reduction of its assessment or of any taxes.

Tenant shall pay prior to delinquency, all municipal, county, state or federal taxes which shall be levied, assessed or due and unpaid on any leasehold interest, on any investment of Tenant in the Premises, or on any personal property owed, installed or used by Tenant, or on Tenant’s right to occupy the Premises. Notwithstanding anything to the contrary, Tenant shall have the right at its sole cost and expense to contest the validity of and to seek an abatement of any of the foregoing taxes, excluding Real Estate Taxes.

7.              QUIET ENJOYMENT

The Tenant, upon payment of the rent herein reserved and upon the performance of all the terms and conditions of this Lease, shall at all times during the Term and during any extension or renewal term, peaceably and quietly enjoy the Premises without any disturbance from Landlord or from any other person claiming through Landlord, subject, nevertheless, to the terms and conditions of this Lease and to the mortgages hereinafter mentioned.

8.              USE OF THE PREMISES

A.                                   The Premises may be used by Tenant or its assignees for the purpose of (1) receiving and shipping of research and manufacturing equipment; (2) light manufacturing  and assembly of research equipment and consumables and production-scale process equipment, performance testing of completed process equipment as is currently performed on the Premises and such larger equipment and manufacturing as Tenant’s customers may require; (3) laboratory research and development work; and (4) general administrative office work; and for no other purpose (hereinafter referred to “Permitted Use”); (5) sales/marketing activities including presentation of technical seminars and business meetings from time to time.

B.                                     The Tenant shall not at any time use or occupy the Premises in violation of the certificate of occupancy or building permit issued for the Building or any applicable zoning ordinance. Landlord represents and warrants that the statements in the Lease of the nature of the business to be conducted on the Premises are lawful under the certificate of occupancy or building permit or is otherwise permitted by law.

9.              ALTERATIONS

Except for those items specified elsewhere herein, no structural alterations, additions or improvements (hereinafter ‘‘Alterations’’) to the Premises shall be made by Tenant without the prior written consent of

Landlord, which shall not be unreasonably withheld. Tenant shall not paint over interior sandblasted brick walls. All work done in connection with any Alterations shall be done in a good and workmanlike manner employing materials of good quality and in compliance with all laws, rules, orders and regulations of governmental authorities having jurisdiction thereof. If Tenant employs outside contractors for Alterations to the Premises, Tenant shall be responsible to ensure that contractor abides by all reasonable procedures, rules and regulations as promulgated by the Landlord. Tenants shall indemnify and hold Landlord harmless from additional costs incurred in supplying services or repairing damage caused by Tenant’s contractors. Any such contractor shall be required to provide a certificate of liability insurance in the amount of $1,000,000.00 to perform work within the Building.  Any Alteration made by Tenant after such consent shall have been given, and any fixtures installed as part thereof shall, at Landlord’s option, become the property of Landlord upon the expiration or other sooner termination of this Lease. The Tenant shall yield up the Premises in good order and repair, reasonable wear and tear and damage by fire or casualty only excepted.

10.       MAINTENANCE AND REPAIR

Except as otherwise provided in this Article and Articles 12 and 13, Landlord shall keep and maintain in good order and repairing the common facilities and structural portions of the Building including but not limited to the roof, exterior walls, windows, floor slabs, columns, elevators, public stairways and corridors, lavatories and utility systems and equipment external to the Premises (specifically excluding any such equipment installed by or on behalf of Tenant) serving the Premises of the Common Areas.

The Tenant shall make all non-structural repairs necessary to maintain the Premises in good order and repair, including, without limitation, all glass, doors and all interior utility systems and equipment serving solely the Premises exclusively and Tenant shall return to Premises to Landlord at the end of the Term in good condition, reasonable wear and tear and damage by fire or other casualty excepted. Tenant shall also be responsible for the cost of any repairs necessitated as the result of Tenant’s neglect, fault or excessive use of drainage facilities, or that of Tenant’s agents or employees.

All repairs made by either Landlord or Tenant shall be done in a good workmanlike manner in accordance with all applicable laws.

11.       INSURANCE

b.     Tenant’s Insurance.  The Tenant shall save Landlord harmless and indemnified from and against all injury, loss, claim or damage to any person or property while on the Premises or Landlord’s Property arising out of the use or occupancy of the Premises by Tenant (unless caused by the act, neglect or default of Landlord, its employees, agents, licensees or contractors), and from and against all injury, loss, claim or damage to any person or property anywhere on the Premises or Landlord’s Property occasioned by any act, neglect or default of Tenant or of its employees, agents licensees or contractors. The Tenant shall maintain with respect to the Premises and Landlord’s Property comprehensive general liability and property damage insurance including the broad form comprehensive general liability endorsement and a contractual liability coverage endorsement in amounts not less than $2,000,000.00 combined single limit and an annual aggregate of at least $2,000,000.00. Such insurance shall insure Landlord as well as Tenant against injury to persons or damage to property as herein provided.

The Tenant shall maintain, at its sole cost and expense, fire and extended coverage insurance for all of its contents, furniture, furnishings, equipment, improvements, funds, personal property, floor coverings and fixtures located within or about the Premises, providing protection in an amount equal to One Hundred (100%) percent of the insurable value of said items.

All of Tenant’s insurance shall be with companies qualified to do business in Massachusetts, and shall be issued by insurance companies with a general policyholder’s rating of not less than A-13 and a financial rating of not less than Class X as rated in the most current ‘‘Best’s” Insurance Reports. Such insurance may be maintained by Tenant under a blanket policy or policies so-called, provided the coverage afforded Landlord is not reduced or diminished by reason of the use of such blanket insurance policy, and provided further that the requirements set forth herein are otherwise satisfied.

In the event this Lease is extended beyond the original term hereof, and every five years thereafter, Tenant shall, upon written notice thereof from Landlord, increase the amount of the liability insurance required hereunder to an amount, which is the greater of:

a. The original amount of liability insurance required hereunder plus that percentage of said amount as is equal to the percent of increase, if any, in the Consumer Price Index for all urban consumers for Boston, Massachusetts published by the Bureau of Labor Statistics, U.S. Department of Labor (Index) as at the date of the required increase in liability insurance hereunder over the said Index as at the Term Commencement Date; or

b. The amount of liability insurance, as reasonably determined by Landlord, required in similar buildings in the Boston area.

The Tenant shall deposit with Landlord certificates of insurance that it is required to maintain under this Lease, at or prior to the Term Commencement Date, and thereafter, within twenty (20) days prior to the expiration of each such policy. Such policies shall provide that the policies may not be changed or canceled without at least (20) days’ prior written notice to Landlord.

The Tenant covenants that in the event it keeps upon the Premises or Landlord’s Property any substance of dangerous, inflammable or explosive characters or makes any use of the Premises which increases the rate of insurance on the Premises or Landlord’s Property, Tenant shall promptly pay to Landlord upon demand any such increase resulting there from, which shall be due and payable as additional rent hereunder.

11.2.                         Landlord’s Insurance.

Landlord shall maintain fire and extended coverage insurance on the Building (including the work performed under Section 3.1 herein) providing protection in any amount reasonably determined by Landlord to be adequate.

11.3.                         Waiver of Subrogation.

Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall, if it can be so written without additional premium or with an additional premium, which the other party agrees to pay, include a clause or endorsement denying to the insurer rights of subrogation against the other party. Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker’s compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees if any such loss or damage is covered by insurance benefiting the party suffering such loss of damage or was required to be covered by insurance pursuant to this Lease.

12.                                   DAMAGE TO THE PREMISES

12.1.        Landlord’s Right to Terminate.  If more than 30% of the net rentable square feet portion of the Premises or the Building is substantially damaged by fire or other casualty in a manner that would affect Tenant’s leasehold interest and ability to conduct its business, Landlord may terminate this Lease as of the date of such damage by giving Tenant written notice of such termination within sixty (60) days of such fire or casualty.

12.2.        Landlord’s Obligation to Repair.  In the event that Landlord elects not to terminate this Lease as aforesaid, then this Lease shall continue in full force and effect and Landlord shall promptly repair the damage and restore the Premises, excluding Tenant’s personal property, fixtures, furniture, equipment and floor coverings, to substantially the condition thereof immediately prior to such damage. Landlord’s obligation to repair such damage and restore the Premises shall be limited to the extent of the insurance proceeds and made available to Landlord. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage.

12.3.        Rent Abatement. For so long as such damage renders the Premises or a portion thereof unsuitable for the Permitted Use, a just and proportionately abatement of Fixed Rent, Operating Expenses and Real Estate Taxes  shall be made.

12.4. Tenant’s Option to Terminate. If the Premises are in Tenant’s reasonable judgment  rendered substantially unsuitable for the Permitted Use,  then Tenant may elect to terminate this Lease prior to the time such damage is repaired if an only if:

a.               The Landlord fails to give written notice within sixty (60) days of said fire or casualty of its intention to restore the Premises; or

b.              The Landlord fails to restore the Premises to a condition suitable for the Permitted Use within one hundred twenty (120~ days of said fire or casualty, provided such failure is not due to the action or inaction of Tenant, its employees or agents, or causes beyond the reasonable control of Landlord.

Tenant shall exercise its option to terminate by giving written notice to Landlord within thirty days after Landlord’s failure to notify or failure to restore, as specified above.

12.5. Definitions. The term “substantial damage” as used herein shall refer to damage of such character that the same cannot in the ordinary course be reasonably expected to be repaired within ninety (90) days from the time that such work would commence.

13.                                   EMINENT DOMAIN

In the event that the whole of the Premises or Landlord’s Property shall be lawfully condemned or taken in any manner for public or quasi-public use, this Lease shall forthwith terminate as of the date of divesting of Landlord’s title.

In the event that only a part of the Premises or Landlord’s Property shall be so condemned or taken, then, if such condemnation or taking is Substantial as hereinafter defined, either Landlord or Tenant may by delivery of notice in writing to the other within sixty (60) days following the date on which Landlord’s title has been divested by such authority, terminate this Lease. “Substantial” shall mean any condemnation or taking which:

a.               Results in the loss of reasonable access to the Premises;

b.              Results in the loss of Tenant of twenty-five (25%) percent or more of the floor area of the Premises; or

c.               Results in loss of facilities in the Building that supply heat, air conditioning, water, drainage, plumbing, electricity or other utilities to Premises.

If this Lease is not terminated as aforesaid or if such condemnation or taking is not substantial, then this Lease shall continue in full force and effect except that the Fixed Rent, Operating Expenses and Real Estate Taxes  shall be equitably abated as of the date of divesting of title. Landlord shall, with reasonable diligence and at its expense, restore the remaining portion of the Premises as nearly as practicable to the same condition as it was prior to such condemnation or taking. Landlord’s obligation to restore the remaining portion of the Premises shall be limited to the extent of the condemnation proceeds made available to Landlord.

In the event of any condemnation or taking, Landlord shall be entitled to receive the entire award in the condemnation proceedings, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof. Notwithstanding the foregoing, Tenant shall have the right to bring a separate condemnation proceeding for relocation expenses, unamortized leasehold improvements paid for by Tenant and trade fixtures payable in the manner and extent as, and if, provided by law.

14.                                                           LANDLORD’S SERVICES

14.1 Electric Current

a.             There is a separate electric meter (meters) for measuring electricity furnished to the Premises. Tenant shall contract with the company supplying electric current for the purchase and obtaining by Tenant of electrical current directly from such company, which shall be billed directly to, and paid for by, Tenant. This shall include all current used in the Premises, including but not limited to all electricity used for lighting, office equipment and machines.

b.             If Tenant shall require electrical current for use in the Premises in excess of the present capacities and if in Landlord’s reasonable judgment, Landlord’s facilities are inadequate for such excess requirements or such excess requirements will result in an additional burden on the Building systems and additional cost to Landlord on account thereof, then Landlord shall upon written request and at the sole cost and expense of Tenant, furnish and install such additional wires, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenants, provided current therefore is available to Landlord, and provided further that the same shall be permitted by applicable laws and insurance regulations and shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations or repairs, or interfere with or disturb other tenants or occupants of the Building. Tenant shall reimburse Landlord on demand for all costs incurred by Landlord on account thereof.

c.             Tenant, at Tenant’s expense, shall purchase and install all replacement lamps (including, but not limited to, incandescent and fluorescent lights) used in the Premises.

d.             Landlord shall not in any way be liable to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character or supply of electrical energy is changed or is no longer available or suitable for Tenant’s requirements.

e.             Tenant agrees that it shall not make any material alterations or material addition to the electrical equipment or appliances in the Premises without obtaining the prior written consent of Landlord in each instance, which consent will not be unreasonably withheld, and Tenant shall promptly advise Landlord of any other alterations or addition to such electrical equipment appliances.

14.2. Water. Landlord shall furnish cold water to the Premises or to a common area lavatory and drinking purposes. If Tenant requires uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may (a) assess a reasonable charge for the additional water used or consumed by Tenant; or (b) install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Landlord shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on said meter, together with the sewer use charge based on said meter charges as and when bills are rendered. On default in making such payment, Landlord may pay such charges and collect the same from Tenant as additional rent hereunder. All piping and other equipment and facilities for use of water outside the Building core will be installed and maintained by Landlord at Tenant’s sole cost and expense.

14.3. Gas. Landlord shall furnish any and all equipment  for the purpose of heating and air conditioning the Premises both during Tenant’s normal Business Hours, and Tenant shall pay, as additional rent hereunder, all costs in connection therewith. Landlord shall effect any necessary repairs or replacement of such equipments, while Tenant shall assume responsibility for any service contracts for such equipment and all customary maintenance and service costs associated therewith. If Tenant shall pay for repairs or replacement that is not within the scope of the customary service and maintenance then Landlord shall reimburse Tenant for such costs in a timely manner after presentation of paid invoices for such expense.

14.4. Interruption or Curtailment of Services. Landlord reserves the right, with notice, to interrupt, curtail, stop or suspend (a) the furnishing of elevator and other services, and (b) the operation of the plumbing and electric systems whenever necessary for repairs, alterations, replacements or improvements desirable or necessary to be made in the reasonable judgment of Landlord or whenever necessary due to accident or emergency, difficulty or inability in securing supplies or labor strikes, or any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned, until said cause has been removed. Except when caused by the gross negligence of Landlord or where such interruption, curtailment, stoppage or suspension continues for more than five (5) days there shall be no diminution or abatement of rent or other compensation due from Tenant to Landlord hereunder, nor shall this Lease be affected or any of Tenant’s obligations hereunder reduced, and Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage or suspension of services or system, except that Landlord shall exercise all due diligence to eliminate the cause of same.

14.5. Energy Conservation. Notwithstanding anything to the contrary contained in this Lease, Landlord may institute such reasonable policies, programs or measures as may be necessary, required or expedient for the conservation and/or preservation of energy or energy services, provided either the majority of similar buildings in Newton, Massachusetts are subject to similar policies, programs or measures, or such are necessary or required to comply with applicable governmental codes, rules, regulations or standards.

15.                                   ACCESS

The Buildings shall remain open during all Business Hours, except as provided herein, and Tenant’s servants, employees, agents and business invitees shall have the free and uninterrupted right of access in common with others entitled thereto to the Premises during Business Hours. Subject to reasonable security measures, Tenant and its employees shall have access to the Premises at all other times.

16.                                   SUBLEASE AND ASSIGNMENT

16. 1. Generally. Other than sublets or tenancies at will currently in effect with Tenant, Tenant shall not voluntarily, involuntarily or by operation of law assign, transfer, mortgage or otherwise encumber the Lease or any interest of Tenant therein, in whole or in part of the Premises or permit the Premises or any part thereof to be used or occupied by others, without the prior written consent of Landlord. Any subletting or assignment pursuant to this Article shall be subject to and conditioned upon the following:

a.               At the time of any proposed subletting or assignment, Tenant shall not be in default under any of the terms, covenants or conditions of this lease;

b.              The sub-lessee or assignee shall occupy only the Premises and conduct its business in accordance with the Permitted Use;

c.               Prior to occupancy, Tenant and its assignee or sub-lessee shall execute, acknowledge and deliver to Landlord a fully executed counterpart of a written assignment of lease or a written sublease, as the case may be, by the terms of which:

1.               In case of an assignment, Tenant shall assign to such assignee Tenant’s entire interest in this Lease, together with all prepaid rents hereunder, and the assignee shall accept said assignment and assume and agree to perform directly for the benefit of Landlord all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed; or

2.               In case of a subletting, the sub-lessee hereunder shall agree to be bound by an to perform all of the terms, covenants and conditions of this Lease on the Tenant’s part to be performed, except the payments or rents, charges and other sums reserved hereunder, which Tenant shall continue to be obligated to pay and shall pay to Landlord;

d.              Tenant shall pay to Landlord monthly one-half of the excess of the rents and other charges received by Tenant pursuant to the assignment or sublease over the rents and other charges reserved to Landlord under this Lease attributable to the space assigned or sublet;

e.               Tenant shall acknowledge that, notwithstanding such assignment or sublease and consent of Landlord thereto, Tenant shall not be released or discharged from any liability whatsoever under this Lease and will continue to be liable with the same force and effect as though no assignment or sublease had been made; and

f.                 Tenant shall pay to Landlord the sum of Five Hundred ($500) Dollars to cover Landlord’s administrative costs, overhead and attorneys’ fees in connection with each such assignment or subletting.

16.2. Landlord’s Consent. Landlord shall not unreasonably withhold its consent to a proposed transfer, sublease or assignment pursuant to the preceding Section 16.1. Landlord’s failure to consent shall be deemed unreasonable if the conditions set forth in Subsections 16.1 (a) - (f) are met and if:

a.                                      The proposed assignment or subletting is to be made to a parent, subsidiary or successor corporation in connection with the reorganization of Tenant. to a partnership of which Tenant is a general partner, or with respect to a sale of Tenant’s stock or assets or merger with another entity, provided with net worth of such successor is at least equal to the net worth of Tenant as of the Term Commencement Date and the successor has a good reputation in the community; or

b.                                     The proposed assignee or subtenant has a good credit rating, which shall be at least equal to that of Tenant as of the Term Commencement Date, and demonstrable ability to comply with the terms and conditions of this Lease, a good reputation in the community and the proposed use by such subtenant or assignee (even though Permitted Use) could not in Landlord’s reasonable opinion be expected to detract from the character of the Building at the time of the proposed assignment or sublease.

16.3. No. Waiver. The consent by Landlord to an assignment or subletting shall not in any way be construed to relieve Tenant from obtaining the express consent of Landlord to any further assignment or subletting for the use of all or any part of the Premises, nor shall the collection of rent by Landlord from any assignee, sub lessee or other occupant after default by Tenant be deemed a waiver of this covenant or the acceptance of such assignee, sub lessee or occupant as tenant or a release of Tenant from the further performance by Tenant of the obligations in this Lease on Tenant’s part to be performed.

17.                                   SUBORDINATION

This Lease is subject and subordinate to any ground leases and real estate mortgages to any lender prior to or subsequent to the date to execution and delivery of this Lease and to all renewals, modifications, consolidations, replacements or extensions thereof, provided that each such ground lessor or mortgagee enters into an agreement recognizing Tenant under this Lease and providing that, in the event of foreclosure, Tenant shall remain undisturbed under this Lease if Tenant is not in default under any of the terms and conditions of the Lease. In confirmation of the foregoing, Tenant shall, upon the request of Landlord, promptly execute and deliver all such instruments as may be appropriate to subordinate this Lease to any mortgages securing notes issued by Landlord and to all advances made there under and to the interest thereon and all renewals, replacements and extensions thereof. At the request of Landlord, Tenant shall join in a subordination agreement requested by any mortgagee who desire to subordinate its mortgage to this Lease, provided, however, that the provisions of said mortgage relating to the receipt and application of insurance proceeds and condemnation awards shall in no event be subordinated to this Lease.

18.                                   TENANT’S COVENANTS

The Tenant covenants and agrees as follows:

a.     Tenant shall perform promptly all of the obligations of Tenant set forth in this Lease, and shall pay when due all Rent, Fixed or additional, and all charges which by the terms of this Lease are to be paid by Tenant.

b.     Tenant shall use the Premises only for the Permitted Use, as set forth in Article 8.

c.     Tenant shall pay all costs on demand for all loss or damage suffered or incurred by Landlord caused by any nuisance or neglect suffered on the Premises or Landlord’s Property due to Tenant to its agents, employees, invitees or assignees.

d.     Tenant shall keep the interior of the Premises neat and in good order, repair and condition, shall keep all interior glass in good condition and shall replace any exterior glass broken by Tenant, its employees or agents with glass of the same quality.

e.     Tenant shall permit Landlord and its agents to examine the Premises at reasonable times and upon reasonable notice to Tenant and to show the Premises to prospective tenants commencing one year prior to the expiration of this Lease, unless and until Tenant shall have provided Landlord with notice of its intention to extend the Term hereof, in accordance with the provisions Section 36 herein below.

f.      Tenant shall pay all costs for utilities that are not supplied by Landlord that are charged directly to Tenant by any utility company.

g.     Tenant shall comply with all federal, state and municipal laws, codes and regulations and governmental health, safety and police requirements and obtain all required licenses and permits relating to the Premises or Tenant’s use thereof.

h.     Tenant shall cause any furniture, equipment or supplies to be moved in our out of the Building only upon the elevator designated by Landlord of that purpose and then only during such hours as may be established by Landlord.

i.      Tenant shall not injure, overload, deface or otherwise harm the Premises or Landlord’s Property, commit any nuisance, permit the emission of any objectionable odor or noise from the Premises, make any use of the Premises or Landlord’s Property which will increase the cost of Landlord’s insurance (unless Tenant pays for any such increased cost), store or dispose of trash or refuse on or otherwise obstruct the driveways, walks, halls, parking areas or other common areas.

j.      Tenant shall not suffer or permit strip or waste.

k.     Tenant shall not permit any use that may be deemed obnoxious to any other tenants in the Building or create a public or private nuisance.

l.      Tenant shall not place or maintain any merchandise, vending machines or other articles for the sale of goods or services on any sidewalk or ways adjacent to the Premises, or elsewhere on the exterior or in the interior of the Premises, except for sole us of company employees within the demised Premises.

m.    Tenant shall not conduct any auction, fire, bankruptcy or going-out-of-business sale without the approval of Landlord, which shall not be unreasonable witheld, nor use or permit the use of any sound apparatus for reproduction or transmission of music or sound that is audible beyond the physical interior of the Premises.

n.     Tenant shall not install any window air conditioning unit in or upon the Premises.

o.     At the expiration of the term or earlier termination of this Lease, Tenant shall surrender all keys to the Premises, remove all of its trade fixtures and personal property in the Premises and all Tenant’s signs and signage wherever located, repair all damage caused by such removal and yield up the Premises (including all Alterations made by Tenant), subject to Article 9 of this Lease, broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of the Lease. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it for such removal and disposition and in making any incidental repairs and replacements to the Premises.  Tenant shall also pay for the use and occupancy of the Premises during performance of its obligations under this Article.

p.     Tenant shall not place a load upon any floor of the Premises or building exceeding the floor load per square foot area which such floor was designed to carry or structurally reinforced to permit and which is allowed by law. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient to absorb and prevent vibration, noise and annoyance. Any moving of such equipment shall be at the sole risk and hazard of Tenant and Tenant shall indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

q.     Other than existing installed signs, Tenant shall not place any signs or other forms of advertising on or about the exterior of the Premises or the Building, upon any sidewalks or ways adjacent to the Building or within the interior of the premises that are visible from the exterior of the Building with out the prior written consent of Landlord which shall not be unreasonably withheld. No signs shall be affixed in any manner to the windows of the Premises. Tenant shall hang it own drapes or blinds which, when viewed from the exterior of the Building shall be white, whether the drapes or blinds are open or drawn closed.  Landlord acknowledges that Tenant’s present signage is acceptable and may remain throughout this Lease.

19.                                   EVENTS OF DEFAULT

The following shall be deemed to be defaults hereunder:

a. If Tenant shall fail to pay the Fixed Rent, Operating Expenses or Real Estate Taxes when due hereunder and such failure continues for more than ten (10) business days after the date due, or if Tenant fails to pay any other charges provided for hereunder and such failure continues for more than ten (10) business days after written notice from Landlord designating such failure; or

b. If Tenant shall fails to comply with any other material obligation or covenant hereunder and such failure continues for more than thirty (30) days after written notice from Landlord to Tenant specifying such failure. Notwithstanding the foregoing, if such failure by its nature cannot be cured within thirty (30) days, Tenant shall be given such additional time as is reasonably necessary, provided Tenant has commenced diligently to correct said failure and thereafter diligently pursues such correction to completion; or

c. If any assignment shall be made by Tenant or any guarantor of this Lease for the benefit of creditors; or

d.              If Tenant’s leasehold interest shall be taken on execution; or

e.     If a lien or other involuntary encumbrance is filed against Tenant’s leasehold interest to Tenant’s other property, which is not discharged or bonded against within forty five (45) days thereafter; or

f.      If a petition is filed by or against Tenant (not discharged within 45 days) of the Lease for adjudication as a bankrupt, or for reorganization or an arrangement under any provision of the Federal Bankruptcy Code as then in force and effect (not discharged with sixty (60) days from the filing of such petition) ; or

g.     If a receiver has been appointed for any part of Tenant’s property.

20.                                   RIGHTS OF LANDLORD UPON TENANT’S DEFAULT.

20.1 Landlord’s Remedies. In the event any material default shall occur (notwithstanding any waiver, license or indulgence granted by Landlord with respect to the same or any other default in any former instance), Landlord shall have the right, then or at any time thereafter, at its sole election either:

a.     To terminate this Lease by written notice to Tenant, which termination shall take effect on the date of Landlord’s dispatch of said notice or on any later date (on or prior to the expiration of the then-current portion of the Term) specified in Landlord’s termination notice; or

b.     To enter upon and take possession of the Premises (or any part thereof in the name of the whole) without demand or notice, and repossess the same as of the Landlord’s former estate, expelling Tenant and those claiming under Tenant, forcibly if necessary, without being deemed guilty of any manner of trespass and without prejudice to any other remedy for any default hereunder.

Landlord’s repossession of the Premises under this Article shall not be construed to effect a termination of the Lease, unless Landlord sends Tenant a written notice of termination as required hereunder.

20.2. Re-letting. Landlord shall have the right (as its sole election and whether or not this Lease shall be terminated under Section 20.1) to re-let the Premises or any part thereof for such period or periods (which may extend beyond the Term and at such rent or rents and upon such other terms and conditions as Landlord may deem advisable, and in connection with any such re-letting,

20.3. Removal of Goods. If Landlord shall terminate this Lease or take possession of the Premises by reason of a default, Tenant, and those claiming under Tenant, shall forthwith remove their goods and effects from the Premises within thirty (30) business days of receipt of a notice of termination or Landlord’s taking possession. If Tenant or any such claimant shall fail so to remove forthwith, Landlord, without liability to

Tenant or to those claiming under Tenant, may remove such goods and effects and may store the same for the account of Tenant or of the owner thereof in any place selected by Landlord or, at Landlord’s sole election, Landlord may sell the same at public auction or at private sale on such terms and conditions as to price, payment and otherwise as Landlord, in its sole judgment, may deem advisable. Tenant shall have the right to reimburse itself from the proceeds of any such sale for all such costs paid or incurred by Landlord. If any surplus sale proceeds shall remain after such reimbursement, Landlord may deduct from such surplus any other sum due to Landlord hereunder and shall pay over to Tenant the remaining balance of such surplus sale proceeds, if any.

20.4. Current Damages. No termination or repossession provided for in Section 20.1 shall relieve Tenant (or any guarantor of Tenant’s obligations hereunder) of its liabilities and obligations hereunder or under its instrument of guarantee, all of which shall survive such termination or repossession. In the event of any such termination or repossession, Tenant shall pay Landlord, in advance, on the first day of each month (and pro rata for the fraction of any month) for what would have been the entire balance of the original Term or of the then current extension period, one-twelfth of the Annual Rental for the Premises, as defined in Section 20.5 hereof, less the proceeds (if any) of any re-letting of the Premises which remain after deducting Landlord’s expenses in connection with such re-letting. Such expense shall include, without limitation, removal, storage and the cost of painting and refurbishing the Premises and attorneys’ and brokers’ fees.

20.5. Annual Rental. The Annual Rental for the Premises shall be the total of (a) the Fixed Rent including Tenant’s Share of Real Estate Taxes and Operating Expenses, and all other charges payable by Tenant (whether or not to Landlord) for the lease year ending next prior to such termination or repossession; (b) the cost of heating the Premises to prevent the freezing of pipes while the Premises remains vacant; (c) any increase in the premiums payable by Landlord for any insurance coverage maintained with respect to the Premises while the Premises remains vacant, if the increases are attributable to the vacancy of the Premises; (d) the cost of any repairs to the Premises which become necessary during the vacancy of the Premises and which would have been required of Tenant under the Lease if the Lease had not been terminated; and (e) the cost of any repairs to the Premises which, notwithstanding that they became necessary because of the acts of some other person(s), would probably not have become necessary if the Premises had not been vacant.

20.6. Liquidated Damages. In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Article, Landlord may by written notice to Tenant, at any time after termination of this Lease or repossession of the Premises elect to recover, and Tenant shall thereupon pay, liquidated damages. The liquidated damages shall be equal to (a) the aggregate of the Fixed Rent and additional rent accrued in the twelve months ended next prior to such termination or repossession; plus (b) the amount of rent of any kind accrued and unpaid at the time of termination or repossession; and less (c) the amount of any recovery by Landlord under the foregoing provision of this Article up to the time of payment of such liquidated damages. Notwithstanding the foregoing, the liquidate damages shall never be more than the Fixed Rent and additional rent due for the remainder of the Term. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal tom, or less than the amount of the loss or damages referred to above.

20.7. Remedies Cumulative.   Any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

20.8. Landlord’s Right to Cure Defaults. Landlord shall have the right but not the obligation, to cure at any time and without notice, any default by Tenant under the Lease. Whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorney’s fees from curing a default, shall be paid by Tenant to Landlord on demand, as additional rent hereunder, together with lawful interest thereon from the date of payment by Landlord to the date of payment Tenant.

20.9. Costs of Enforcement. Tenant shall pay, within seven (7) business days after receipt of Landlord’s bill therefore, reasonable costs and expenses (including without limitation reasonable attorneys’ fees) incurred by Landlord, in enforcing Tenant’s obligations or Landlord’s rights under this Lease.

21.                                   NO WAIVER: NO ACCORD AND SATISFACTION

21.1. No Waiver.  Any consent or permission by Landlord or Tenant to any act or omission which otherwise would be a default hereunder or any waiver by Landlord or Tenant of the terms, covenants or conditions herein, shall not in any way be held or construed to operate so as to impair the continuing obligation of any term, covenant or condition herein, or to permit any similar acts or omissions. The failure of Landlord to seek redress for a violation of, or to insist upon the strict performance of, any covenant, condition or obligation of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of any rent with knowledge of any default hereunder shall not be deemed to have been a waiver of such default, unless such waiver is in writing signed by the Landlord.

21.2. No Accord and Satisfaction.   No acceptance by Landlord of a lesser sum than any sum due under any provision of this Lease shall be deemed to be other than on account of the earliest installment of such sum due, nor shall any endorsement or statement on any check or letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to any rights to recover the balance of such installment or pursue any other remedy in this Lease provided.

22.                                   RECORDING

The Landlord and Tenant agree not to record this Lease, but each party agrees, on request of the other, to execute, acknowledge and deliver a notice of lease in recordable form, which may be recorded with Middlesex South District Registry of Deeds. Such notice shall expressly state that it is executed pursuant to the terms of this Lease and is not intended to vary the terms and conditions of this Lease, and in no event shall such notice set forth the rent or other charges payable by Tenant under this Lease.

23.                                   LANDLORD’S LIABILITY

Landlord shall not be liable for any breach of covenant during the Term unless the same shall occur during and within the period of time that it is the owner of and in possession of Landlord’s Property. In no event and under no circumstances shall Landlord be liable to Tenant for any consequential damages in connection with any act of Landlord, its agents or servants. The placement by Tenant of any goods, wares and merchandise in the Premises or any areas within Landlord’s Property shall be at the sole risk and hazard of Tenant. Notwithstanding anything to the contrary contained in this Lease, it is specifically understood and agreed that the monetary liability of Landlord hereunder shall be limited to its equity in the Premises in the event of a default under this Lease by Landlord. In furtherance of the foregoing, Tenant hereby agrees that any judgment it may obtain against Landlord as a result of a breach of any of the terms, covenants or conditions hereof shall be enforceable solely against Landlord’s fee interest in the Premises.

24.                                   FORCE MAJEURE

In any case where either party is required to do any act, the time for the performance thereof shall be extended by a period equal to any delay caused by or resulting from Acts of God, war, civil commotion, fire or other casualty, labor difficulties, shortage of labor, materials or equipment, governmental regulations, or other causes beyond such party’s reasonable control, whether such times are designated by a fixed time or a “reasonable time” This clause shall not be applicable to any payment of rent or other charges due from Tenant to Landlord.

25.                                   MECHANICS LIENS

The Tenant shall not permit any mechanics’ or material men’s or other liens to stand against the Premises, the Building or Landlord’s Property for any labor or materials furnished Tenant in connection with work of any character performed on the Premise by, for, or at the direction of Tenant. Any such lien shall be discharged by payment in full within then (10) business days thereafter or by filing of the bond required by law. If Tenant fails to discharge any such lien, Landlord may do so at Tenant’s expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in connection therewith, within fifteen (15) business days of receipt of Landlord’s bill therefore.

26.                                   ESTOPPEL CERTIFICATE(S)

Tenant shall, at any time during the Term, within ten (10) days after Landlord’s request therefore, delivery a duly executed and acknowledge written instrument to Landlord to a person or entity specified by Landlord in a form reasonably satisfactory to Landlord certifying  to the extent accurate:

a.     That the Lease is unmodified and in full force and effect, or, if there has been any modification, that the same is in full force and effect, as modified and stating any such modification;

b.     Whether or not there are any existing setoffs or defenses against the enforcement of any of the terms, agreements, covenants and conditions of the Lease and any modifications thereof on the part of Tenant to be performed or complied with, and if so, specifying the same; and

c.     The date to which Fixed Rent and all additional rent and other charges have been paid.

It is intended that any estoppel certificates delivered by Tenant pursuant to this Article may be relied upon by any other party with whom Landlord may be dealing.

The failure by Tenant to deliver timely the estoppel certificates shall constitute as to any person entitle to rely upon such statements an acknowledgment that the Lease is unmodified and in full force and effect and a waiver of any defaults which may exist prior to the date of such notice. In the event of such failure, Tenant also authorizes Landlord to act as Tenant’s attorney-in-fact to prepare and deliver such certificate on Tenant’s behalf, and Tenant shall be deemed bound thereby to the party to whom such certificate is sent, upon Landlord’s furnishing a copy of the certificate to Tenant.

27.                                   DEFINITIONS

The words “Landlord” and “Tenant” as used herein shall include their respective heirs, executors, administrators, successors, representatives, assigns, invitees, agents, and servants. The words “it”, “he” and “him” where applicable apply to the Landlord or Tenant regardless of gender, number, corporate entity, trust or other body. If more than one party signs this Lease as Tenant, the covenants, conditions and agreements of Tenant shall be joint and several obligations of each party.

28.                                   SEPARABILITY CLAUSE

If any provision in this Lease (or portion of such provision) or the application thereof to any person or circumstance is held invalid, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

This Lease may be executed in any number of counterparts and each fully executed counterpart shall be deemed an original.

29.                                   NOTICES

Any notices required under this lease shall be in writing and delivered by hand or mailed by registered or certified mail to Tenant at the Premises or to Landlord care of its Management Agent, Creative Development Co., 77 Franklin Street, Boston, Massachusetts 02110. Landlord or Tenant may, by proper notice to the other as provided herein, change its notice address.

30.                                   HOLDING OVER

If for any reason Tenant retains possession of the Premises or any part thereof after the termination of the Term or any extension thereof, such holding over shall constitute a tenancy from month to month, terminable by either party upon thirty (30) days prior written notice to the other party, and Tenant shall pay Landlord monthly rental during the month to month tenancy computed as the rent (including Fixed Rent and all additional rent) payable hereunder for the final month of the last year of the Term prior to such holding over plus one hundred (1 00%) percent of said rent. The month-to-month tenancy shall otherwise be on the same terms and conditions as set forth in the Lease, as far as applicable.

31.                                   HAZARDOUS WASTE

Tenant shall not generate, store or spill upon, dispose of or transfer to or from the Premises or Landlord’s Property, any hazardous waste materials in violation of applicable City, State or Federal laws. Any such actions shall be a default hereunder.

Tenant agrees that if it or anyone claiming under it shall generate, store or spill upon, dispose of our transfer to and from the Premises or Landlord’s Property any hazardous waste materials, it shall remove the same in the manner provided by applicable laws (federal, state and local) and the rules and regulations promulgated there under (hereinafter such laws, rules and regulations shall be referred to as ‘‘Laws’’). Furthermore, Tenant shall repair and restore any portion of the Premises and Landlord’s Property, which it shall disturb in removing said hazardous waste materials to the condition, which existed prior to Tenant’s disturbance thereof.

For purposes of this Article, “hazardous waste materials” shall be deemed to be any materials defined as such by any Law applicable to Landlord’s Property. Tenant shall dispose of any hazardous waste hereunder within the earlier of:

a.               within the time periods specified by Law; or

b.              within the time period ordered by any governmental agency or official.

If Tenant fails to perform any such obligation, Landlord shall have the right, but not the obligation, to enter upon the Premises and to perform Tenant’s obligations hereunder, including the payment of money and the performance of any other act. All sum s so paid by landlord and all necessary incidental costs and expenses in connection therewith shall be paid by Tenant to Landlord on demand as additional rent hereunder, and Landlord shall have the same rights and remedies for the non-payment thereof as for the non-payment of rent. Notwithstanding any such re-entry by Landlord, Tenant shall remain primarily liable for any violation of any applicable Laws, and Tenant shall indemnify and hold Landlord harmless from and against all injury, loss claim or damage in connection therewith.

Landlord and Tenant mutually agree to promptly deliver to the other any notices, orders or similar documents received from any governmental agency or official concerning hazardous waste materials affecting Landlord’s Property.

The obligations of Tenant contained herein shall survive the expiration or termination of the Lease.

32.                                   GOVERNING LAW

This Lease shall be governed exclusively by the provisions hereof and by the laws of the Commonwealth of Massachusetts, as the same may from time to time exist.

33.                                   LEASE AMENDMENTS

Tenant acknowledges that amendments to this Lease may be required in connection with the financing of Landlord’s Property and Tenant hereby agrees that it will enter into any reasonable modifications requested by a mortgage in connection with such financing, provided the same do not (a) increase the Fixed Rent or additional rents payable to Tenant or increase Tenant’s financial obligations hereunder; (b) reduce or extend the Term hereof except as otherwise provided in this Lease; (c) change the Permitted Use; or (d) materially effect the rights and obligations of Tenant hereunder.

34.                                   BROKERAGE

Tenant warrants and represents that it has dealt with NO broker in connection with the consummation of this Lease and in the event a brokerage claim is made against Landlord predicated upon other prior dealings with Tenant, Tenant shall defend the claim against Landlord and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.  Landlord warrants and represents that it has not entered into any exclusive listing so-called or other brokerage agreement that would require the payment of a brokerage fee.

35.                                   WAIVER OF COUNTERCLAIMS

In the event Landlord commences any proceedings for nonpayment of rent (Fixed Rent or additional rent) or for recovering possession of the Premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding except for compulsory counterclaims. This shall not, however, be construed as a waiver of the Tenant’s right to assert such claims in any separate action or actions brought by Tenant.

36.                                   OPTION TO EXTEND

Tenant shall have the option to extend this lease for two additional terms each consisting of a period of two (2) years provided that there has been no approved assignment of this Lease on the same terms and conditions provided herein except that:

a.             The annual Fixed Rent for the term of the 1st extension period shall be Four Hundred Twenty Two Thousand Two Hundred Eighty Seven ($422,287.00) Dollars payable in equal monthly installments of $35,190.59 ($13/SQFT for 31,712 SQFT on 1st and 2nd floors of 30 Ossipee Road, $4.50/SQFT for the Basement Space, and $13/SQFT for 192 SQFT for the Chestnut Street Space.

b.        The annual Fixed Rent for the term of the 2nd extension period shall be Four Hundred Fifty Five Thousand Seventy Eight ($456,626.00) Dollars payable in equal monthly installments of $37,923.17 ($14/SQFT for 31,712 SQFT on 1st and 2nd floors of 30 Ossipee Road and $5/SQFT for the Basement Space, and $14/SQFT for 192 SQFT for the Chestnut Street Space.

Tenant’s right to exercise the extension option is conditioned upon Tenant’s performance of all of the duties and obligations on its part to be performed under this Lease so that, at the time of the exercise of said option, Tenant shall not be in default hereunder.

Tenant shall exercise its option to extend by giving written notice thereof to Landlord by certified mail, return receipt requested, no earlier than fifteen (15) months before and no later than sixty (60) days before the expiration of the existing Term or any extension thereof.

37.                                               LANDLORD’S TITLE

Landlord represents that it has good and clear, record and marketable title to Landlord’s Property, subject to encumbrances of record.

38.                                               PRIOR LEASE.

This Lease shall supersede and replace the prior Lease between Landlord and Tenant dated May 23, 1997, as amended by Lease Amendment and Modification Agreement dated October 19, 2001.  Landlord acknowledges that Tenant has fulfilled all of its obligations under said Lease as amended.

Signatures on following page

IN WITNESS WHEREOF, the parties hereunto set their hands and seals as of November    , 2006.

TENANT:		LANDLORD:
MFIC Corporation		King Real Estate Corp as
Trustee of
1238 Chestnut Street Trust

By:	/s/ Irwin Gruverman	By:	/s/ John H. Finley, III
Irwin Gruverman,		John H. Finley, III,
CEO & Chairman,		Vice President and Treasurer,
MFIC Corporation		King Real Estate Corp.